Exhibit 23.2

                       Glast, Phillips & Murray, P.C.
                       815 Walker Street, Suite 1250
                            Houston, Texas 77002
                               (713) 237-3135



November 22, 2004

U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Eworldmedia Holdings Inc. - Form S-8

Gentlemen:

     I have acted as counsel to Eworldmedia Holdings Inc., a Nevada corporation (the "Company"), in connection with its Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 relating to the registration of 4,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Amended 2004 Stock Incentive Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                              Very truly yours,

                              /s/ Norman T. Reynolds
                              -----------------------------------------
                              Norman T. Reynolds